Exhibit 99.1

MagnaChip Discloses Pricing of Secondary Offering by Selling Stockholders of 4,088,978 Shares of Common Stock

SEOUL, South Korea and SAN JOSE, Calif., August 9, 2017 — MagnaChip Semiconductor Corporation (“MagnaChip”) (NYSE: MX), a designer and manufacturer of analog and mixed-signal semiconductor platform solutions for communications, IoT, consumer, industrial and automotive applications, today disclosed that certain of its stockholders that are affiliated with Avenue Capital Management II, L.P. (the “selling stockholders”) priced an underwritten registered public offering of 4,088,978 shares of MagnaChip’s common stock at a price per share to the public of $11.10. The common stock offering is expected to close on August 15, 2017, subject to customary closing conditions. MagnaChip will not receive any proceeds from the sale of its common stock by the selling stockholders.

Barclays is acting as sole book-running manager and underwriter for the offering.

A registration statement (including a prospectus) relating to these securities was declared effective by the Securities and Exchange Commission (“SEC”) on May 11, 2017 and MagnaChip has filed a related preliminary prospectus supplement with the SEC. Before you invest, you should read the prospectus included in that registration statement, the preliminary prospectus supplement and the other documents MagnaChip has filed with the SEC for more complete information about MagnaChip and its common stock. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, a copy of the final prospectus supplement relating to the offering may be obtained from Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at 888-603-5847 or by e-mail at Barclaysprospectus@broadridge.com.

This release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there by any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. The offering of the common stock will be made only by means of the prospectus and related prospectus supplement. The common stock being offered has not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the registration statement, the prospectus contained therein or the preliminary prospectus supplement.

About MagnaChip Semiconductor Corporation

MagnaChip is a designer and manufacturer of analog and mixed-signal semiconductor platform solutions for communications, IoT, consumer, industrial and automotive applications. The Company’s Standard Products Group and Foundry Services Group provide a broad range of standard products and manufacturing services to customers worldwide. MagnaChip, with over 30 years of operating history, owns a portfolio of approximately 3,300 registered patents and pending applications, and has extensive engineering, design and manufacturing process expertise.

Safe Harbor for Forward-Looking Statements

Information in this release regarding the closing of the common stock offering are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including risks and uncertainties related to market conditions. MagnaChip cannot assure you that the offering will be completed on the anticipated terms, or at all. All forward-looking statements included in this release are based upon information available to MagnaChip as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statements. You should carefully read and consider the information set forth under “Risk Factors” in the preliminary prospectus supplement and the accompanying prospectus and other risks detailed from time to time in MagnaChip’s filings with the SEC, including our Form 10-K filed on February 21, 2017 and subsequent registration statements, amendments or other reports that we may file from time to time with the SEC and/or make available on our website. MagnaChip assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

CONTACTS:

In the United States: Bruce Entin Investor Relations Tel. +1-408-625-1262 Investor.relations@magnachip.com	In Korea: Chankeun Park Director, Public Relations Tel. +82-2-6903-3195 chankeun.park@magnachip.com

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